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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Post-Effective Amendment No. 7 to the Registration Statement under the Securities Act of 1933 on Form N-1A (File No. 33-67490) of our report dated December 20, 1996 on our audit of the financial statements and financial highlights of Delaware Group Adviser Funds, Inc. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and under the caption "Financial Statements" in the Statement of Additional Information.


/s/COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 24, 1997


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REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders of the Delaware Group Adviser Funds, Inc.:

We have audited the accompanying statements of net assets of the Delaware Group Adviser Funds, Inc., (the Fund) consisting of the Enterprise Fund, the U.S. Growth Fund, the World Growth Fund, the New Pacific Fund, the Corporate Income Fund and the Federal Bond Fund as of October 31, 1996, and the related statements of operations for the year then ended, changes in net assets for the two years in the period then ended and the financial highlights appearing in note 8 for each of the respective periods presented. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 1996, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and the financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective portfolios comprising the Delaware Group Adviser Funds, Inc. as of October 31, 1996, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and their financial highlights for each of the respective periods presented, in conformity with generally accepted accounting principles.



/s/COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
December 20, 1996